UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 12, 2012

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 12, 2012 and effective as of the same day, the Board of Directors (the “Board”) of News Corporation (the “Company”) approved amendments to the Company’s Amended and Restated By-Laws (the “By-laws”) to add information requirements for stockholder proposals and nominations and to make other non-substantive changes.

The Board amended Article I, Sections 1 and 2 of the By-laws to require that (i) a stockholder submitting a nomination or proposal update and supplement, if necessary, the notice of a proposed nomination or other proposal so that the information provided or required to be provided in such notice shall be true and correct as of the record date of the meeting and as of the date that is fifteen days prior to the meeting and (ii) a stockholder’s notice of a director nomination include a completed and signed questionnaire and a completed and signed representation agreement, each as specified in Section 2a of Article I. In connection with this requirement, the Board added a new Section 2a to Article I to the By-laws to clarify the requirements of the questionnaire, which seeks information on the background and qualifications of any director nominee, and to require a written representation that such director nominee (i) will abide by the majority voting requirements contained in the By-laws, (ii) is not and will not become a party to voting commitments that have not been disclosed to the Company or could limit such person’s ability to comply with his or her fiduciary duties, (iii) is not and will not become a party to any arrangement with any person or entity other than the Company with respect to direct or indirect compensation, reimbursement or indemnification in connection with service as a director that has not been disclosed and (iv) will be in compliance, if elected, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

A copy of the By-laws, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

3.1	Amended and Restated By-Laws of News Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Senior Vice President and Deputy General Counsel

Dated: June 15, 2012

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of News Corporation